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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-56765 and 333-61727) and in the Registration Statements on Form S-8 (Nos. 333-84846, 333-10697, 333-38871, 333-62275,
333-50942 and 333-49182) of Hyperion Solutions Corporation of our report dated July 25, 2002, except Note 10, which is as of August 29, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, CA
September 24, 2002